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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 9, 1999



                            Apogee Enterprises, Inc.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-6365

                Minnesota                                41-0919654
     (State or other jurisdiction of                    (IRS Employer
      incorporation or organization)                  Identification No.)


                      7900 Xerxes Avenue South, Suite 1800
                        Minneapolis, Minnesota 55431-1159
                    (Address of principal executive offices)

                                 (612) 835-1874
              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

         Pursuant to the terms of that certain Stock Purchase Agreement dated as of April 9, 1999 (the "Stock Purchase Agreement") by and between Apogee Enterprises, Inc. (the "Company") and CH Holdings, Inc. ("CH Holdings"), CH Holdings has agreed to purchase from the Company on the Effective Date all of the outstanding shares of capital stock of Harmon, Ltd. (the "Harmon Shares"), a wholly-owned subsidiary of the Company. Pursuant to the terms of the Stock Purchase Agreement, the purchase price for the Harmon Shares and all documents relating to the sale have been placed into escrow and will be released on the Effective Date. The Effective Date will occur and accordingly consummation of the transaction will take place on the first to occur of the following: (i) the waiting period under the Hart-Scott-Rodino Act has expired or (ii) early termination of the waiting period under the Hart-Scott-Rodino Act has been granted by the Federal Trade Commission (the "Effective Date"). The purchase price for the Harmon Shares is approximately $12,000,000, consisting of $2,000,000 in cash and CH Holding's delivery to the Company of a subordinated purchase money note in the principal amount of $10,185,000, subject to a working capital adjustment pursuant to the terms of the Stock Purchase Agreement (the "Cupples Note"), and the assumption by CH Holdings of certain liabilities of Harmon, Ltd. relating to the business as conducted prior to April 9, 1999. The Cupples Note is guaranteed by Cupples Products, Inc. and Cupples International, Inc., which are affiliates of CH Holdings and Harmon, Ltd. Cupples Products, Inc., Cupples International, Inc. and Harmon, Ltd. have in addition agreed to grant the Company a subordinated security interest in certain of their assets.

         Harmon, Ltd. is engaged in the architectural and other curtainwall business, including the promotion, sale, design, engineering, project management, provision of materials and installation, within the United States of standard and custom curtainwall systems to the non-residential construction market.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements

         Not Applicable.

(b)      Pro Forma Financial Information

         Pro forma financial statements are not included herewith, but will, if required, be filed by amendment hereto on or before May 28, 1999.

(c)      Exhibits

         2.1 Stock Purchase Agreement dated April 9, 1999 between the registrant and CH Holdings, Inc.

         2.2. License Agreement between the registrant and CH Holdings, Inc. made and entered into as of April 9, 1999.

         99.1     Press Release dated April 12, 1999.
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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                     APOGEE ENTERPRISES, INC.



Date:  April 19, 1999                By:/s/ Russell Huffer
                                        ----------------------------------------
                                        Russell Huffer
                                        President and Chief Executive Officer